Exhibit 99.1

[LOGO OF FOOTHILL INDEPENDENT BANCORP] Foothill Independent Bancorp	Contact: George Langley 626.963.8551

PRESS RELEASE – January 21, 2004

FOOTHILL INDEPENDENT BANCORP REPORTS RECORD PROFITS

IN THE QUARTER AND YEAR ENDED DECEMBER 31, 2003

CREDIT QUALITY REMAINS OUTSTANDING

GLENDORA, CA – Foothill Independent Bancorp (Nasdaq: FOOT), the parent holding company of Foothill Independent Bank, today reported that a continued focus on building core deposits resulted in record profits in the fourth quarter and for the year ended December 31, 2003. Fourth quarter net income increased 18% to $2.2 million, or $0.31 per diluted share, from $1.9 million, or $0.27 per diluted share in the fourth quarter of 2002. For the full year, net income grew 9% to $8.4 million, or $1.18 per diluted share, compared to $7.7 million, or $1.09 per diluted share in 2002. All per share data has been adjusted to reflect the 9% stock dividend payable January 29, 2004 to shareholders of record on January 8, 2004.

“A record fourth quarter was a fitting end to an excellent year for Foothill and its stockholders,” stated George Langley, President and CEO. “We have always been focused on building shareholder value, and 2003 was no exception. We celebrated our 30th anniversary by increasing our regular quarterly cash dividend in May 2003 to $.12 per quarter, and then increased it again in October to $.13 per share in conjunction with paying a special cash dividend of $.20 per share. We also declared a stock dividend, were added to the Russell 2000 index, and were recognized for our community revitalization efforts.”

Annualized return on average equity (ROE) improved to 15.0% in the fourth quarter of 2003, from 13.2% a year ago. For the year, ROE improved to 14.4% from 14.1% in 2002. Annualized return on average assets was 1.28% for the fourth quarter and 1.29% for the year ended December 31, 2003, compared to 1.26% and 1.34%, respectively, for the corresponding periods of 2002.

“We have continued to lower our cost of funds by building core deposits, which consist of no-cost demand and lower-cost savings and money market deposits,” Langley said. “This strategy has enabled us to grow profits despite a difficult interest rate environment, and builds a platform for further success once rates begin to rise. While our net interest margin has trended downward, it remains among the best in our peer group of banks.” Net interest margin was 5.21% in the fourth quarter and 5.27% for all of 2003, compared to 5.49% in the fourth quarter, and 5.70% for the full year, ended December 31, in 2002.

Core deposits increased 19% to $537 million, representing 88% of total deposits at December 31, 2003 compared to $450 million, or 84% of deposits at December 31, 2002. Time deposits, which command higher rates of interest than on core deposits, decreased 12% in 2003 to $75 million, from $85 million a year ago. Total deposits were $612 million at December 31, 2003, up 14% from $534 million a year ago. Total assets increased 13% to $686 million at December 31, 2003, from $604 million a year ago, with total loans growing 4% to $460 million, from $442 million at year-end 2002.

“While loan production remains strong, loan portfolio growth has been slowed by significant prepayments,” Langley said. “We will continue to stay the course, striving to generate new loans while maintaining our underwriting standards.” Credit quality remained excellent as non-performing assets (NPAs) decreased to $626,000, or 0.09% of total assets, at year-end, compared to $2.9 million, or 0.49% of assets at December 31, 2002. The reserve for loan losses increased to $4.9 million at the end of 2003, representing 1.08% of gross loans and far exceeding NPAs. The bank recorded a net recovery of $25,000 in the fourth quarter of 2003 and net charge-offs of just $16,000 for the entirety of 2003, compared to a recovery of $6,000 in the fourth quarter a year ago and charge-offs of $47,000 for 2002.

“We will continue to look for acquisition opportunities that will fuel growth and make fiscal sense,” Langley said. “Unless such an opportunity presents itself, we will probably add a branch or two this year instead, either filling in gaps within our market to the south or expanding our presence to the east. As a result, I expect that our operating expenses may trend higher in 2004, although we are diligently working to cut costs and drive down our efficiency ratio.” The efficiency ratio was 63.9% in both the fourth quarter and 2003, compared to 62.8% in the fourth quarter a year ago and 62.7% for 2002.

Interest income rose 6% in the fourth quarter, largely due to an expanded securities portfolio, while interest expense was driven down 14% by continued core deposit growth and declining interest rates. As a result, net interest income grew 10% to $8.2 million, compared to $7.5 million in the fourth quarter a year ago. Other operating income was flat at $1.4 million in the quarter, including a slight decrease in fees on deposits. A small rise in salaries and benefits led to a 3% increase in operating expenses, to $6.0 million in the quarter, from $5.9 million in the final quarter of 2002.

The same drivers impacted results for the year ended December 31, 2003, during which net interest income grew 5% to $31.4 million from, $29.8 million the prior year. Other operating income declined slightly to $5.6 million, from $5.7 million in 2002, and other operating expenses increased by 2% to $23.5 million for 2003, from $22.9 million in the previous year.

Shareholders’ equity grew to $61 million at year-end from $58 million a year earlier, even after the payment of dividends and repurchases of 185,000 shares of common stock in 2003. Book value increased to $9.07 per share at December 31, 2003, from $8.76 per share a year earlier. Capital ratios continue to be above the “Well-Capitalized” guidelines established by U.S. Bank Regulatory Agencies. The Tier 1 Leverage Ratio was 9.8% and the Total Risk-based Capital Ratio was 14.07% at December 31, 2003.

About Foothill Independent Bancorp

Foothill Independent Bancorp is a one-bank holding company that owns and operates Foothill Independent Bank. This wholly owned bank subsidiary currently operates 12 commercial banking offices in Los Angeles, San Bernardino and Riverside Counties. Foothill Independent Bank has consistently earned the highest ratings for safety and soundness from such bank rating firms as Findley Reports, Bauer Financial Services, and Veribanc.

Forward Looking Information

This Release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and often include the words “believe,” “expect,” “anticipate,” “project,” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.” Forward-looking statements are estimates of, or expectations or beliefs regarding, our future financial condition or financial performance that are based on current information. Our business is subject to a number of risks and uncertainties that could adversely affect our ability to grow earnings per share, expand net interest margin and maintain asset quality and, therefore, could cause our future financial condition or operating results to differ significantly from our current expectations and beliefs. Certain of those risks and uncertainties are described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2002, as filed with the Securities and Exchange Commission. Readers of this Release are urged to read the cautionary statements, which are set forth under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Forward Looking Information and Uncertainties Regarding Future Financial Performance” in Part II of that Report. Due to these uncertainties and risks, readers are cautioned not to place undue reliance on forward-looking statements contained in this Release, which speak only as of this date. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

2

FOOTHILL INDEPENDENT BANCORP AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(unaudited)

Dollars in thousands, except per share data

	Three Months ended December 31,		Percent Change	Twelve Months ended December 31,		Percent Change
	2003	2002		2003	2002
Interest Income
Interest on loans & leases	$7,886	$7,859		$31,683	$31,330
Interest on securities	1,197	613		3,515	2,857
Interest on federal funds sold	88	124		360	430
Interest other	27	47		122	194

Total Interest Income	9,198	8,643	6%	35,680	34,811	2%
Interest Expense
Deposits	905	1,143		3,910	5,000
FHLB advances and other	89	14		369	39

Total Interest Expense	994	1,157	(14)%	4,279	5,039	(15)%
Net interest income	8,204	7,486	10%	31,401	29,772	5%
Provision of loan losses	110	100	10%	410	460	(11)%

Net interest income after provision of loan losses	8,094	7,386	10%	30,991	29,312	6%
Other Operating Income
Fees on deposits	1,269	1,346		5,000	5,214
Gain on sales of SBA loans	2	1		5	3
Other	140	88		604	477

Total Other Operating Income	1,411	1,435	(2%)	5,609	5,694	(1)%
Other Operating Expense
Salaries and employee benefits	3,003	2,846		11,822	11,397
Occupancy and equipment	988	981		4,033	4,046
Other	2,050	2,039		7,598	7,491

Total Other Operating Expenses	6,041	5,866	3%	23,453	22,934	2%
Income before taxes	3,464	2,955		13,147	12,072
Income taxes	1,244	1,076		4,726	4,378

NET INCOME	$2,220	$1,879	18%	$8,421	$7,694	9%

Earnings per common share – Basic	$0.33	$0.29	14%	$1.27	$1.17	9%

Weighted Average Shares Outstanding – Basic	6,696,483	6,568,693		6,613,752	6,563,390

Earnings per common share – Diluted	$0.31	$0.27	15%	$1.18	$1.09	8%

Weighted Average Shares Outstanding – Diluted	7,140,984	7,073,474		7,140,834	7,060,255

*	Per share data for the quarter and twelve months ended December 31, 2003 and 2002 have been retroactively adjusted for stock dividends paid subsequent to December 31, 2003 and 2002.

3

FOOTHILL INDEPENDENT BANCORP AND SUBSIDIARIES

BALANCE SHEETS

(unaudited)

(Dollars in thousands, except share data)

	December 31,		Percentage
	2003	2002	Change
ASSETS:
Noninterest earning demand deposits and cash on hand	$34,565	$32,665
Federal funds sold and overnight repurchase agreements	18,500	26,300
Interest-earning deposits	7,425	7,922

Total Cash and Cash Equivalents	60,490	66,887	(10)%
Securities available for sale	136,650	71,499
Securities held to maturity	8,900	9,279

Total Securities	145,550	80,788	80%
Loans and leases receivable	460,046	442,060	4%
Reserve For loan losses	(4,947)	(4,619)

Loans & Leases Receivable, Net	455,101	437,441	4%
Accrued interest receivable	2,824	2,243
Other real estate owned	—	387
Premises and equipment	5,061	5,498
Federal Home Loan Bank (FHLB) stock, at cost	374	357
Federal Reserve Bank (FRB) stock, at cost	351	229
Other assets	16,143	10,750

TOTAL ASSETS	$685,894	$604,570	13%

LIABILITIES AND STOCKHOLDERS’ EQUITY:
LIABILITIES:
Non-interest bearing demand deposits	$225,845	$198,286
Savings & NOW deposits	151,868	138,430
Money market deposits	155,717	113,081
Time deposits	74,601	84,765

Total Deposits	612,031	534,562	14%
Accrued employee benefits	3,154	2,792
Accrued interest and other liabilities	1,921	1,640
Other debt	8,000	8,000

Total Liabilities	625,106	534,562	14%
STOCKHOLDERS’ EQUITY:
Common stock $0.001 par value-authorized: 25,000,000 shares; issued and outstanding: 6,703,601 and 6,575,210 shares, respectively	7	6
Additional paid-in capital	67,194	52,438
Retained earnings (deficit)	(6,578)	4,868
Accumulated other comprehensive income net of taxes	165	264

Total Stockholders’ Equity	60,788	57,576	6%

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$683,164	$604,570	13%

FOOTHILL INDEPENDENT BANCORP AND SUBSIDIARIES

CONSOLIDATED FINANCIAL RATIOS (unaudited)

	Three Months Ended December 31,				Twelve Months Ended December 31,
	2003		2002		2003	2002
Return on Average Assets*	1.28	%*	1.26	%*	1.29%	1.34%
Return on Average Equity*	14.98	%*	13.23	%*	14.38%	14.06%
Efficiency Ratio*	63.88%		62.79%		63.93%	62.68%
Annualized Operating Expense/Average Assets*	3.50	%*	3.92	%*	3.60%	4.00%
Net Interest Margin	5.21	%*	5.49	%*	5.27%	5.70%
Tier 1 Capital Ratio*	9.80%		10.88%		9.80%	10.88%
Risk Adjusted Capital Ratio*	14.07%		14.19%		14.07%	14.19%

*	These ratios have been annualized.

OTHER CONSOLIDATED FINANCIAL DATA (unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2003	2002	2003	2002
	(Dollars in thousands, except per share amounts)
Net Loans and Leases	$455,101	$437,441	$455,101	$437,441
Non-Performing/Non-Accrual Loans*
Amounts	$626	$2,551	$626	$2,551
As a Percentage of Gross Loans	0.14%	0.58%	0.14%	0.58%
Real Estate Owned – Loans	$—	$387	$—	$387
Total Non-Performing Assets
Amounts	$626	$2,938	$626	$2,938
Percentage of Total Assets	0.09%	0.49%	0.09%	0.49%
Loan Loss Reserves
Amounts	$4,947	$4,619	$4,947	$4,619
As a Percentage of Gross Loans	1.08%	1.04%	1.08%	1.04%
Loan Loss Provision	$110	$100	$410	$460
Net Charge-Offs (Recoveries)	$(25)	$(6)	$16	$47

*	Non-Accrual loans are loans that have made no payments of principal or interest for more than 90 days.

	At December 31,
	2003		2002
Book Value Per Share	$9.07	**	$8.76	**

**	Adjusted for stock dividends payable subsequent to December 31, 2003 and 2002.

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FOOTHILL INDEPENDENT BANCORP AND SUBSIDIARIES

CONSOLIDATED AVERAGE BALANCE SHEET

(unaudited)

(Dollars in thousands)

	Three Months Ended December 31		Twelve Months Ended December 31
	2003	2002	2003	2002
ASSETS
Earning assets:
Interest-earning deposits	$8,324	$8,453	$8,320	$7,544
Federal funds sold and overnight repurchase agreements	22,196	34,802	21,773	27,504
Investment securities	160,516	69,779	121,584	69,868
Loans and leases (net of unearned income)	444,910	439,042	449,654	423,759

Total earning assets	618,876	552,076	601,331	528,675
Loan loss reserve	(4,884)	(4,518)	(4,711)	(4,378)
Non-earning assets	59,860	50,967	55,324	49,537

TOTAL ASSETS	$690,922	$598,525	$651,944	$573,834

LIABILITIES AND STOCKHOLDERS’ EQUITY
Interest-bearing liabilities
Deposits:
Savings and interest bearing transaction accounts	$312,464	$254,036	$288,756	$242,305
Certificates of deposit, $100,000 or more	31,606	34,588	32,254	34,676
Other time deposits	45,218	51,613	48,358	54,148

Total interest-bearing deposits	397,288	340,237	369,368	331,129
Other interest-bearing liabilities	8,000	2,754	8,000	667

Total interest bearing liabilities	397,288	342,991	377,368	331,796
Non-interest liabilities:
Demand deposits	228,414	194,195	211,153	181,679
Other non-interest liabilities	5,951	4,521	4,843	5,655

Total liabilities	631,653	541,707	593,364	519,130
Stockholders’ equity	59,269	56,818	58,580	54,704

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$690,922	$598,525	$651,944	$573,834